UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):     August 16, 2006


                                DERMISONICS, INC.
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             (Exact name of registrant as specified in its charter)

           Nevada                   000-32903               98-0233859
           ------                   ---------               ----------
(State or other jurisdiction       (Commission            (IRS Employer
      of incorporation)            File Number)         Identification No.)


                  2 Park Plaza, Suite 450, Irvine, California  92614
                  --------------------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code: 949-733-1101


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

     On August 21, 2006, the Company was informed by counsel to Encapsulation Systems, Inc. ("ESI") that the United States Bankruptcy Court for the Eastern District of Pennsylvania, in the matter of the Chapter 11 for ESI, on August 16, 2006 had approved the form of a Settlement Agreement among Sandra McElligott (an unrelated party), ESI, and the Company whereby the Company agreed to issue 200,000 shares of common stock to Ms. McElligott, in consideration of her waiving her rights to any intellectual property claims that she may have had against the Company. Additionally, as part of the settlement, the Company agreed to pay Ms. McElligott $30,000 in cash, of which $15,000 is payable by September 30, 2006 and the remaining $15,000 by December 31, 2006. Without admitting the validity of any of Ms. McElligott's claims, the Company entered into the Settlement Agreement to avoid the time, expense, and uncertainty that a trial of her claims would have entailed.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

     10.87 Form of Settlement Agreement dated effective August 16, 2006 among Sandra McElligott, Dermisonics, Inc. and Encapsulation Systems, Inc. *

        *  Previously filed with registrant's Quarterly Report on Form
           10-QSB for the quarter ended June 30, 2006 that was filed on August 21, 2006.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       DERMISONICS, INC.


Date: August 22, 2006                  By: /s/ Bruce H. Haglund
                                           ---------------------------
                                       Bruce H. Haglund, Chairman